EXHIBIT 1


This will certify that the following is a true and correct copy of a resolution adopted by unanimous consent by the Board of Directors of First Great-West Life & Annuity
Insurance Company effective the fifteenth day of January, 1997, and that said resolution is still in full force and effect:


     1. That the Company hereby authorizes the establishment of a separate account designated
     Schwab Variable Annuity Series Account (hereinafter "the
Account"), subject to such conditions
     as hereafter set forth, said use, purposes, and conditions to be in full compliance with Section
     4240 of the New York Insurance Code and all rules and regulations of the New York Department of Insurance;

     Further, that the Account shall be established for the purpose of allowing the Company to issue individual annuity contracts authorized by Section 408 of the Internal Revenue Code and such other individual variable annuity contracts ("Contracts") as the President or a Vice-President may
     designate and shall constitute a separate account into which will be allocated amounts paid to the Company which are to be applied under the terms of such Contracts; and

     Further, that the income, gains and losses, realized or unrealized, from assets allocated to the
     Account shall be credited to or charged against such Account without regard to other income, gains, or losses of the Company to the extent provided in the Contracts; and

     Further, that the fundamental investment policy of the Account shall be to invest or reinvest the assets of the Account in securities issued by investment companies registered under the
     Investment Company Act of 1940; and

     Further, that eleven separate investment divisions be, and hereby are, established within the
     Account to which net payments under the Contracts will be allocated in accordance with instructions received from contractholders, and that the President or a Vice-President each be, and hereby is, authorized to increase or decrease the number of investment divisions in the
     Account as may be necessary or appropriate; and

     Further, that each investment division may be comprised of two subdivisions, one to hold the amounts contributed under Contracts qualifying for favorable tax treatment under the Internal
     Revenue Code, as amended, and the other to hold amounts contributed under Contracts which do not qualify for such tax treatment; and

     Further, that the President or a Vice-President each be, and hereby is, authorized to deposit such amounts in the Account or in each investment division as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

     Further, that the President or a Vice-President each be, and hereby is, authorized to transfer funds from time to time into the Account in order to establish the Account or to support the operation of the Contracts with respect to the Account or to transfer funds from time to time out of the
     Account if transfer is made by cash or securities having a readily determined market value, if such transfer is approved by the Commissioner of the Division of Insurance; and

     Further, that the President or a Vice-President each be, and is hereby authorized to change the designation of the Account to such other designation as he may deem necessary or appropriate;
     and

     Further, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the
     Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate, under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Account in order to comply with the Investment Company Act of 1940, the
     Securities Exchange Act of 1934, the Securities Act of 1933 and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

     Further, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Account and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of the
     Account and the Company; and

     Further, that the President, the Vice-Presidents and the Secretary of the Company be, and they hereby are, each authorized in the names and on behalf of the Account and the Company to execute and file irrevocable written consents on the part of the Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with said registration or qualification of the
     Contracts and to appoint the appropriate state official or such other person as may be allowed by said insurance or securities laws, agent of the Account and of the Company for the purpose of receiving and accepting process; and

     Further, that the President or a Vice-President each be, and hereby is, authorized to cause the
     Company to institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Account; and

     Further, that the President or a Vice-President each be, and is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate with underwriters and distributors for the Contracts in connection with the establishment and maintenance of the
     Account or the design, administration and offer and sale of the Contracts; provided, however, that the Company is directed to finalize such agreements before effecting any registrations or filings of the Contracts or the Account; and

     Further, that the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable the Account to invest in securities issued by one or more investment companies registered under the Investment
     Company Act of 1940 as may be specified in the respective
Contracts; and

     Further, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

     Further, that the term "appropriate officers" as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.


     2. That the Company hereby authorizes the establishment of a separate account pursuant to C.R.S. section 10-7-402 designated as the Fixed Annuity Account (hereinafter, "the Account"), subject to such conditions as hereafter set forth, said use, purposes, and conditions to be in full compliance with C.R.S. section 10-7-402 and all rules and regulations of the Colorado Division of
     Insurance;

     Further, that the Account shall be established for the purpose of allowing the Company to issue market value adjusted (modified guaranteed) annuity contracts on a group and individual basis as the President or a Vice President may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to the Company which are to be applied under the terms of such Contracts; and

     Further, that the income, gains and losses, realized or unrealized, from assets allocated to the
     Account shall be credited to or charged against such Account without regard to other income, gains, or losses of the Company to the extent provided in the Contracts; and

     Further, that the fundamental investment policy of the Account shall be to invest or reinvest the assets of the Account in investment grade (at the time of purchase) fixed income securities, which assets, in the aggregate, have characteristics, in particular cash flow patterns, reasonably related to the characteristics of the liabilities including but not limited to securities issued by the U.S.
     Government or its agencies or instrumentalities, corporate debt securities, commercial paper, cash or cash equivalents and other short-term investments; and

     Further, that the President or a Vice President each be, and hereby is, authorized to deposit such amount in the Account as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

     Further, that the President or a Vice President each be, and hereby is, authorized to transfer funds from time to time into the Account in order to establish the Account and to support the operation of the Contracts with respect to the Account or to transfer funds from time to time out of the
     Account if transfer is made by cash or securities having a readily determined market value, if such transfer of securities is approved by the Commissioner of the Division of Insurance; and

     Further, that the President or a Vice President each be, and is hereby authorized to change the designation of the Account to such other designation as he may deem necessary or appropriate;
     and

     Further, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate, under the Securities Act of 1933; and, (b) to take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Account in order to comply with the Securities Act of 1933 and the Securities Exchange
     Act of 1934 and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from applicable federal law as the officers of the Company shall deem necessary or appropriate; and

     Further, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Account and on behalf of the Company to take any and all action they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of the
     Account and the Company; and

     Further, that the President, the Vice-Presidents and the Secretary of the Company be, and they hereby are, each authorized in the names and on behalf of the Account and the Company to execute and file irrevocable written consents on the part of the Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with said registration or qualification of the
     Contracts and to appoint the appropriate state official or such other person as may be allowed by said insurance or securities laws, agent of the Account and of the Company for the purpose of receiving and accepting process; and

     Further, that the President or a Vice-President each be, and is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate with underwriters and distributors for the Contracts in connection with the establishment and maintenance of the
     Account or the design, administration, offer and sale of the Contracts; provided, however, that the
     Company is directed to finalize such agreements before effecting any registrations or filings of the
     Contracts or the Account; and

     Further, that the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable the Account to invest in the specified securities as may be specified in the respective Contracts or otherwise required by law; and

     Further, that the appropriate officers of the Company are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

     Further, that the term "appropriate officers" as used herein, shall include all of the elected and appointed officers of the Company, either severally or individually, subject to any applicable resolutions of the Board of Directors dealing with signing authority for the Company.


Dated at Englewood,           /s/ W.K. Adam

Colorado this  3rd            W.K. Adam, Secretary
day of   April    , 1997.